THE CUTLER TRUST
                             DISTRIBUTION AGREEMENT

         AGREEMENT made this 1st day of November, 1999, and amended and restated as of the "Effective Date" defined below, by and between The Cutler Trust (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Fund Services, LLC (the "Distributor"), a Delaware limited liability company with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares") in separate series and classes; and

         WHEREAS, the Trust desires that the Distributor offer the Shares of the Trust representing interests in each of the separate investment portfolios of the Trust as listed on Schedule A hereto (each a "Fund" and, collectively, the "Funds") as the Trust's principal underwriter, and Distributor is willing to act as principal underwriter on the terms and conditions set forth in this Agreement;

         WHEREAS, on or about October 1, 2004, the ownership of Forum will change such that an "assignment," as defined in the 1940 Act, will occur;

         WHEREAS,   such   assignment   will  require  that  this  Agreement  be
re-executed in the same form as previously approved; and

         WHEREAS,   this  amended  and  restated   Agreement  will  take  effect
immediately after such change in control occurs (the "Effective Date").

         NOW THEREFORE, the Trust and Distributor agree as follows:

         SECTION 1. APPOINTMENT. The Trust hereby appoints Distributor, and Distributor hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to the Distributor copies of its Trust Instrument and Bylaws, the Trust's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and, shall promptly furnish the Distributor with all amendments of or supplements to the foregoing.

         SECTION 2. DISTRIBUTION SERVICES. Subject to the direction and control of the Trust's Board of Trustees (the "Board"), the Distributor shall serve as distributor of the Shares.

         (a) As agent of and sole distributor for the Trust, Distributor shall offer, and solicit offers to subscribe to, the unsold balance of Shares as shall then be effectively registered under the Securities Act and applicable state securities laws. All subscriptions for Shares obtained by Distributor shall be directed to the Trust for acceptance and shall not be binding on the Trust until accepted by it. Distributor shall have no authority to make binding subscriptions on behalf of the Trust. The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust. Distributor's rights hereunder shall not apply to Shares issued in connection with (a) the merger or consolidation of the Trust or its series or classes with any other investment company or series or class thereof, (b) the Trust's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Shares by the Trust's shareholders of dividends or other distributions or any other offering by the Trust of securities to its shareholders.

         (b) Distributor shall use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the Prospectus, including the offering price. Distributor shall send to the Trust promptly all subscriptions placed with Distributor. The Trust shall advise Distributor in its capacity as distributor of the approximate net asset value per Share at any time requested by Distributor that is a net asset value determination time as disclosed in the Prospectus and at such other times as it shall have been determined. The Trust shall furnish Distributor from time to time, for use in connection with the offering of Shares, such other information with respect to the Trust and Shares as Distributor may reasonably request. The Trust shall supply Distributor with such copies of the Prospectus as Distributor may reasonably request. Distributor may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be an agent of the Trust or have any rights under this Agreement.

         (c) The Trust reserves the right to suspend the offering of Shares at any time, in the absolute discretion of the Board, and upon notice of such suspension Distributor shall cease to offer shares of stock.

         (d) The Trust and Distributor will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as the Trust may designate, provided, that Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any such state. Subject to any agreement by the Trust's investment adviser to reimburse expenses of the Trust that relate to the Funds, the Trust shall be responsible for payment of all fees and expenses of registering Shares under the Securities Act and of registering or qualifying Shares and the Trust's qualification under applicable state securities laws. Distributor shall pay all expenses relating to its broker-dealer qualification.

         (e) The Trust represents that its Registration Statement and Prospectus under the Securities Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. The Trust represents and warrants that its


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

Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; that the Trust's Registration Statement and Prospectus, when they shall become effective or be authorized for use, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust will from time to time file such amendment or amendments to its Registration Statement and Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have such Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Trust shall not file such amendment or amendments within fifteen days after receipt of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement immediately. The Trust shall not file any amendment to its Registration Statement and Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to its Registration Statement and Prospectus, of whatever character, as it deems advisable, such right being in all respects absolute and unconditional. The Trust represents and warrants that any amendment to its Registration Statement and Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

         (f) The Trust will indemnify, defend and hold Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the Securities Act (collectively, the "Distributor Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that any Distributor Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust's Registration Statement and Prospectus under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in no event shall anything contained in this paragraph (f) be so construed as to protect Distributor against any liability to the Trust or its security holders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this
Section 2. This agreement to indemnify Distributor Indemnitees is expressly conditioned upon the Trust being notified of any action brought against any Distributor Indemnitee, such notification to be given by letter, facsimile transmission or telegram to the Trust and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall


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

have been served on such person. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to any Distributor Indemnitee otherwise than on account of the indemnification provided for in this paragraph (f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by it and approved by Distributor. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Trust does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Trust or has been advised that it may have available defenses or claims which are not available to or conflict with those available to the Trust, the Trust will reimburse any Distributor Indemnitee named as defendant in such suit for the fees and expenses of any counsel retained by any such person. The indemnification provisions contained in this paragraph (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee and shall survive the sale of any Shares made pursuant to subscriptions obtained by Distributor. The indemnification provisions of this paragraph (f) will inure exclusively to the benefit of the Distributor Indemnitees and their respective successors and assigns. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceeding against the Trust or any of its trustees or officers in connection with the issue or sale of Shares.

         (g) Distributor agrees to indemnify, defend and hold the Trust, its several officers and directors, and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, the "Trust Indemnitees"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which any Trust Indemnitee may incur under the Act, or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Trust Indemnitees resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor in its capacity as distributor to the Trust for use in the Trust's Registration Statement or Prospectus under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust Indemnitees is expressly conditioned upon Distributor being notified of any action brought against a Trust Indemnitee, such notification to be given by letter, facsimile transmission or telegram addressed and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event Distributor and the Trust Indemnitees named shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to any Trust Indemnitee otherwise than on account of the indemnification provisions in this


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

paragraph (g).

            (h) The Trust shall advise Distributor immediately: (i) of any request by the Commission for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Trust's Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the Commission with respect to any amendments to the Trust's Registration Statement or Prospectus which may from time to time be filed with Commission under the Act or the Securities Act.

         SECTION 3. STANDARD OF CARE. The Distributor shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purports to protect, the Distributor against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

         SECTION 4.  EXPENSES; COMPENSATION.

         (a) Subject to any agreement by the Trust's investment adviser to reimburse or pay expenses of the Trust, the Trust shall be responsible and assumes the obligation for payment of all its expenses.

         (b)  The   Distributor   shall  be  entitled  to  no   compensation  or
reimbursement of expenses for the distribution services provided by the Distributor pursuant to this Agreement.

         (c) Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of shareholder support or other services, (ii) the provision of management services or (iii) service as a Trustee or officer of the Trust.

         SECTION 5.  EFFECTIVENESS, DURATION AND TERMINATION.

         (a) This Agreement shall become effective on the date on which the Trust's Registration Statement relating to the shares of the Cutler Equity Income Fund and the Cutler Value Fund becomes effective and shall relate to every other Fund as of the date on which the Trust's Registration Statement relating to the shares of such Fund becomes effective. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between the Trust and the Distributor covering the subject matter hereof.

         (b) Unless otherwise terminated pursuant to its terms, this Agreement shall continue in effect for twelve months and, thereafter, shall continue in effect for successive twelve month periods, provided that such continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Trust and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. If the continuation of this Agreement is not approved, the Distributor may continue to render the services described herein in the manner and to the extent permitted by the Act.

         (c) This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Trust on 60 days' written notice to the Distributor or
(ii) by the Distributor on 60 days' written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment.

         SECTION 6. ACTIVITIES OF DISTRIBUTOR. Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of its officers, directors or employees (whether or not they are a director, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 7. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Distributor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Distributor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 8.  MISCELLANEOUS.

         (a) Except for Schedule A, no provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Trust.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did no contain the particular part, term or provision held to be illegal or invalid.

         (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                               THE CUTLER TRUST


                               By:   /s/ Kenneth R. Cutler
                                  --------------------------------
                               Name:  Kenneth R. Cutler
                               Office:  Chairman


                               FORUM FUND SERVICES, LLC


                               By:   /s/ Carl A. Bright
                                  --------------------------------
                               Name:  Carl A. Bright
                               Office:  President



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



                                THE CUTLER TRUST
                             DISTRIBUTION AGREEMENT


                                   SCHEDULE A
                               FUNDS OF THE TRUST


                                Cutler Value Fund